Exhibit 99.1

Timberline Announces Positive Metallurgical Test Results From Its Butte Highlands Gold Project

November 18, 2009 – Coeur d’Alene, Idaho – Timberline Resources Corporation (NYSE Amex: TLR) (“Timberline”) announced today that it has received positive results from recent metallurgical testing performed on mineralized material at its Butte Highlands Gold Project joint venture.

Tests using grinding and cyanide leaching processes resulted in gold recoveries of over 92% on very coarsely ground ore, with recovery percentages increasing to over 96% of the gold for finely ground ore.

Paul Dircksen, Timberline’s Chairman and Vice President of Exploration, oversaw the testing and commented, “We are very pleased with the outcomes of our metallurgical testing from Butte Highlands material.  The cyanide leaching recoveries exceeded the estimated recovery figures we had used in our preliminary economic analyses.  By performing tests under a number of different processing scenarios, the resulting data will help us determine the optimal methods for gold recovery.  The results indicate that cyanide leaching gave us the best recovery, and while the recovery percentage of gold extracted increased as the grind fineness was increased, it is not as grind-sensitive as many gold ores.  These results will allow us greater flexibility in our further evaluation of area mills and other milling alternatives.  Progress is going as expected on our underground development at Butte Highlands, and the timing of the receipt of these results fits very well into our overall timeline for the project.”

As part of its scoping study, Timberline retained Dawson Metallurgical Laboratories in Salt Lake City to perform a comprehensive suite of metallurgical tests to evaluate the recovery of gold from the Butte Highlands Gold Project mineralized material.  Tests included:

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Bond ball mill work index determination

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Gravity recoverable gold determination

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Cyanide leach tests on whole material to determine the effect of grind fineness on gold extraction

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Bulk sulfide flotation for gold recovery at a coarse and a find grind size

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Gravity concentration of leach residue from a leach on coarsely ground material to recover un-leached gold.

A leach procedure was evaluated consisting of coarse grinding and leaching, followed by gravity concentration of the leach residue, fine re-grind and re-leach of the gravity concentrate.  This method was designed to simulate a potential process in use at some area mills, and which could be used on the Butte Highlands ore, the advantage being that only a fraction of the ore would require fine grinding.  With this process, gold extraction improved by 2 percentage points, from 92 to 94% on coarsely ground ore.

Timberline continues to post additional information and photos on the company’s web site at www.timberline-resources.com.

Timberline Resources Corporation is a diversified gold company comprised of three complementary business units:  an underground mine with upcoming gold production, exploration, and drilling services.  Its unique, vertically-integrated business model provides investors exposure to gold production, the “blue sky” potential of exploration, and the “picks and shovels” aspect of the mining industry.  Timberline has contract core drilling subsidiaries in the western United States and Mexico and an exploration division focused on district-scale gold projects with the potential for near-term, low-cost development.  The Company has formed a 50/50 joint venture with Highland Mining, LLC, an affiliate of Small Mine Development, LLC, at its Butte Highlands Gold Project where development commenced in 2009.  Timberline is listed on the NYSE Amex and trades under the symbol “TLR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties, including but not limited to the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project, and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-KSB, as amended, for the year ended September 30, 2008.  Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

Randal Hardy, CEO
Phone: 208.664.4859